Exhibit 12


      UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                -------------------------------------------------
                       (In Thousands,  Except Ratios)
                                (Unaudited)


                                                            Three Months
                                                            Ended March 31,
                                                           1997         1996
                                                       ----------------------
Earnings:
[S]                                                    [C]          [C]
 Income from continuing operations . . . . . . . . . . $190,154     $166,455

 Undistributed equity earnings . . . . . . . . . . . .   (8,689)     (12,018)
                                                       --------     --------

   Total . . . . . . . . . . . . . . . . . . . . . . .  181,465      154,437
                                                       --------     --------

Income Taxes . . . . . . . . . . . . . . . . . . . . .  106,912       60,450
                                                       --------     --------

Fixed Charges:

 Interest expense including amortization
  of debt discount . . . . . . . . . . . . . . . . . .   91,964       98,016

 Portion of rentals representing an interest factor. .   35,538       27,373
                                                       --------     --------
   Total . . . . . . . . . . . . . . . . . . . . . . .  127,502      125,389
                                                       --------     --------

Earnings available for fixed charges . . . . . . . . . $415,879     $340,276
                                                       ========     ========


Fixed Charges -- as above. . . . . . . . . . . . . . . $127,502     $125,389

Interest capitalized . . . . . . . . . . . . . . . . .       --           --
                                                       --------     --------
       Total fixed charges . . . . . . . . . . . . . . $127,502     $125,389
                                                       ========     ========


Ratio of earnings to fixed charges (Note 7). . . . . .      3.3          2.7
                                                       ========     ========